SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2008
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The shareholders of record of American International Industries (AMIN) as of the close of business on Monday, May 12, 2008, will be issued one share of common stock of Hammonds Industries, Inc. (HMDI), a 48% owned subsidiary of AMIN, for each share of AMIN common stock owned and held on the record date. The shares of HMDI common stock will be issued on or about Tuesday, August 12, 2008. This special dividend is considered a property dividend rather than a stock dividend. Shareholders should consult their own tax advisors to determine the tax treatment of the dividend.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99	Press Release issued by American International Industries, Inc., dated April 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
By: /s/ Daniel Dror, CEO and Chairman

Date: April 16, 2008